Exhibit 99.1

Pacific Software Inc. Intends to Become Fully Reporting with OTCMarkets

January 25, 2018. Laguna Beach, CA. Pacific Software Inc. (OTC:PK:PFSF) announced today that it intends to file its updated compilation of financial data with OTC markets compliance department as soon as practicable.

The prospect with the Grandwall.com was not completed and did not close. Management is looking for other acquisitions in the software and blockchain sectors.

Contact: For further information please visit contact us at:

Harrysen Mittler, Chairman and CEO

 Pacific Software Inc.

537 S. Coast Hwy.

Laguna Beach, CA 92651

 (949) 637-3909

Safe Harbor Notice: Included in this release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations reflected in such forward-looking statements will prove to have been correct. The company's actual results could differ materially from those anticipated in the forward-looking statements.